EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Amendment No. 2 to Post Effective Amendment No. 1 to Form S-1 Registration Statement of our report dated January 30, 2014, relating to the consolidated financial statements of Gilman Ciocia, Inc., as of June 30, 2013 and 2012 and for the years ended June 30, 2013 and 2012, which appear in this Registration Statement and related Prospectus of National Holdings Corporation.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Liggett, Vogt & Webb, P.A.
Liggett, Vogt & Webb, P.A.

New York, New York

February 13, 2014